SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          Cellegy Pharmaceuticals, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                          CELLEGY PHARMACEUTICALS, INC.

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 31, 2000

To the Shareholders:

     The Annual Meeting of Shareholders of Cellegy Pharmaceuticals, Inc. ("Cellegy") will be held at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California on May 31, 2000, at 8:30 a.m., P.D.T., for the following purposes:

       1. To elect seven members of the Board of Directors to serve until the next annual meeting of shareholders;

       2. To approve an amendment to Cellegy's 1995 Equity Incentive Plan (the "Plan") to increase by 1,000,000 shares, to 3,450,000, the number of shares of Cellegy common stock available for issuance pursuant to the Plan;

       3. To approve an amendment to Cellegy's 1995 Directors' Stock Option Plan (the "Directors' Plan") to increase by 100,000 shares, to 250,000, the number of shares of Cellegy common stock available for issuance pursuant to the Directors' Plan.

       4. To   ratify  the  appointment  of  Ernst  &  Young  LLP  as  Cellegy's independent auditors for the 2000 fiscal year; and

       5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on April 10, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

     You are cordially invited to attend the meeting in person.

                                     By Order of the Board of Directors


                                     /S/ K. Michael Forrest

                                     K. Michael Forrest
                                     President and Chief Executive Officer

South San Francisco, California
April 14, 2000


--------------------------------------------------------------------------------
  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                          CELLEGY PHARMACEUTICALS, INC.

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080

                                 (650) 616-2200

                              ---------------------

                         Annual Meeting of Shareholders
                                 PROXY STATEMENT

                              ---------------------

                                 April 14, 2000

To the Shareholders:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Cellegy Pharmaceuticals, Inc., a California corporation ("Cellegy"), for use at Cellegy's annual meeting of shareholders and any adjournments and postponements (the "Annual Meeting") to be held at 8:30 a.m., P.D.T., on May 31, 2000, at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California. Only shareholders of record on the close of business on April 10, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 12,078,118 shares of common stock, no par value ("common stock"), were outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement, our Annual Report to Shareholders, and the accompanying form of proxy were first mailed to shareholders on or about April 14, 2000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Holders of common stock are entitled to one vote for each share of common stock held, except that in the election of directors each shareholder has cumulative voting rights as described below. The authorized number of directors currently is seven. For the election of directors, any shareholder may exercise cumulative voting rights, which enable the shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected by the class of stock held. All such votes may be cast for a single nominee or may be distributed among any or all of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In order to be entitled to cumulate votes, a shareholder must give notice at the Annual Meeting, prior to voting, of the shareholder's intention to do so. In addition, no shareholder will be entitled to cumulate votes for a candidate unless that candidate's name has been placed in nomination before the voting. If one shareholder gives such a notice, all shareholders may cumulate their votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes required by proxies in the proxy holder's sole discretion. Shareholders are requested, by means of the accompanying proxy, to grant discretionary authority to the proxy holders to cumulate votes.

     In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be considered present and voting with respect to that matter.

     Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposals Nos. 2, 3 and 4 require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. For purposes of such Proposals, (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the proposal, (ii) the total number of shares cast "for" Proposal Nos. 2, 3 and 4 or returning a properly signed proxy but giving no instructions will be counted for purposes of determining whether sufficient affirmative votes have been cast, (iii) abstentions will be treated as shares that are present and entitled to vote on the proposal and will have the same effect as a vote against the proposal, and
(iv) broker non-votes will not be counted as present or voting with respect to such proposals.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

     We will bear the cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, Cellegy will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, Cellegy will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and employees of Cellegy.

                             REVOCABILITY OF PROXIES

     Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Annual Meeting to the Secretary of Cellegy at the principal executive offices, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Annual Meeting. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares. Attendance at the Annual Meeting will not by itself revoke a proxy.

                                PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

     Seven directors are to be elected to the Board at the Annual Meeting to serve until the next Annual Meeting and until their respective successors are elected and qualified or until the death, resignation, or removal of the director. Each of the nominees is currently a director of Cellegy. If any nominee is unable or unwilling to serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted
"FOR" the election of the nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote.

     The names of the nominees and certain information about them are set forth below:

                                                              Principal                   Director
                Name                     Age                  Occupation                   Since
--------------------------------------   -----   --------------------------------------   ----------
K. Michael Forrest  ..................    56     President, Chief Executive Officer,        1996
                                                   and Director of Cellegy

Carl R. Thornfeldt, M.D.  ............    48     Medical Director and Chairman of           1989
                                                   the Board of Cellegy

Jack L. Bowman(2)   ..................    67     Former Group Chairman, Johnson &           1996
                                                   Johnson

Tobi B. Klar, M.D.  ..................    45     Dermatologist and Associate Clinical       1995
                                                   Professor in Dermatology, Albert
                                                   Einstein Medical Center

Ronald J. Saldarini, Ph.D.(3)   ......    60     Former President, Wyeth Lederle            1999
                                                   Vaccines

Alan A. Steigrod(2)    ...............    62     Managing Director, Newport                 1996
                                                   HealthCare Ventures

Larry J. Wells(3)   ..................    57     President, Wells Investment Group          1989

------------

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     Directors hold office until the next Annual Meeting of shareholders and until their respective successors have been elected and qualified. Executive officers are chosen by and serve at the discretion of the Board of Directors, subject to any written employment agreements with Cellegy.

     K. Michael Forrest. Mr. Forrest became President, CEO, and a director in December 1996. From January 1996 to November 1996, he served as a biotechnology consultant for Cellegy. From November 1994 to December 1995, he served as President and CEO of Mercator Genetics, a public biotechnology company. From March 1991 to June 1994, he served as President and CEO of Transkaryotic Therapies, Inc., a public biotechnology company. From 1968 to 1991, Mr. Forrest held a series of positions with Pfizer, Inc. and senior management positions with American Cyanamid, including Vice President of Lederle U.S. and Lederle
International.  He  is  currently  a  director  of  AlphaGene  Inc.,  a  private functional genomics company, and INEX Pharmaceuticals, a public company developing anti-cancer products.

     Carl R. Thornfeldt, M.D. Dr. Thornfeldt is a co-founder of Cellegy, as well as a physician, board certified in dermatology. He has been Cellegy's Medical Director since our inception and has been Chairman of the Board since 1994. Dr. Thornfeldt also served as acting CEO from July 1996 to December 1996. Since 1983, Dr. Thornfeldt has maintained a private dermatology practice and is an Assistant Clinical Professor in Dermatology at the University of Oregon Health Sciences Center. He currently is also a consultant to Cellegy. Dr. Thornfeldt received his M.D. from the University of Oregon Health Sciences Center. He completed his dermatology residency at the University of California, San Diego.

     Jack L. Bowman. Mr. Bowman became a director in December 1996. He is currently a consultant to various pharmaceutical and biotechnology industry groups. From August 1987 to January 1994, he was Company Group Chairman at
Johnson & Johnson, where he managed much of its global diagnostic and pharmaceutical businesses. Before then, Mr. Bowman held executive positions with CIBA-Geigy and American Cyanamid, where he had responsibility for worldwide pharmaceutical, medical device, and consumer product divisions. He is currently a director of NeoRx Corp., CytRx Corp., Cell Therapeutics, Inc., Targeted Genetics, Inc. and Osiris Therapeutics.

     Tobi B. Klar, M.D. Dr. Klar became a director of Cellegy in June 1995. She is a physician, board certified in dermatology. Since 1986, Dr. Klar has maintained a private dermatology practice and has served as Co-Chairperson of the Department of Dermatology at New Rochelle Hospital Medical Center, New Rochelle, New York, and Associate Clinical Professor in dermatology at Albert Einstein Medical Center in New York City. Dr. Klar holds a M.D. from the State University of New York.

     Ronald J. Saldarini, Ph.D. Dr. Saldarini became a director in July 1999, after retiring from American Home Products. From 1994 until July 1999, he was President of Wyeth Lederle Vaccines. He was also President of the Lederle-Praxis Biologics Division from 1989 to 1994, and Vice President, Lederle Laboratories, both part of American Cyanamid Company, prior to its acquisition by American Home Products in 1994. Dr. Saldarini has been a member of the National Vaccine Advisory Committee, the National Advisory Commission on Childhood Vaccines, and was a National Institutes of Health postdoctoral fellow at UCLA's Brain Research Institute. He received his Ph.D. in Physiology and Biochemistry from the University of Kansas, and a B.A. in Biochemistry and Zoology from Drew University.

     Alan  A.  Steigrod. Mr.  Steigrod  became  a  director  in July 1996. Since
January 1996 he has been Managing Director of Newport HealthCare Ventures, which invests in and advises biopharmaceutical companies. From March 1993 to November 1995, he served as President and CEO of Cortex Pharmaceuticals, Inc. From February 1991 to February 1993, he worked as a biotechnology consultant. From March 1981 through February 1991, Mr. Steigrod held a series of executive positions with Glaxo, Inc., serving as Chairman of Glaxo's operating committee, as well as on its Board of Directors. Prior to Glaxo, Mr. Steigrod held a number of senior management positions with Boehringer Ingelheim, Ltd. and Eli Lilly & Co. He is currently a director of Sepracor Inc. and NeoRx Corporation.

     Larry J. Wells. Mr. Wells became a director of Cellegy in 1989. For the past seventeen years, he has been a venture capitalist. He is the President of Wells Investment Group, the General Partner of Daystar Partners, and the founder of Sundance Venture Partners, L.P., a venture capital fund. Mr. Wells is a director of Identix, Isonics Corp., Wings America and Legacy Brands.

Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 1999 ("fiscal 1999"), the Board held eight meetings, including telephone conference meetings. Each nominee who was a director during fiscal 1999 attended at least 75% of the number of Board meetings, and the total number of meetings held by all committees on which such director served that were held during fiscal 1999, during the time such person was a director.

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Mr. Wells and Dr. Saldarini are the current members of the Audit Committee. The Audit Committee met one time during 1999. The Audit Committee reviews our accounting practices, internal control systems and meets with our outside auditors concerning the scope and terms of their engagement and the results of their audits.

     Messrs. Bowman and Steigrod are the current members of the Compensation Committee. The Compensation Committee met three times during 1999, including telephonic meetings, and acted by written consent twice. The Compensation
Committee recommends compensation for officers and employees of Cellegy, and grants options and stock awards under our employee benefit plans.

Director Compensation

     Directors employed by Cellegy did not receive any monetary fees for services performed for Cellegy during 1999. Outside directors are reimbursed for their travel expenses related to Board meetings. In addition, they receive a fee of $1,250 for each Board meeting attended in person. Also, outside directors receive $500 for each committee meeting attended in person.

     Non-employee directors of Cellegy are eligible to participate in the 1995 Directors' Stock Option Plan (the "Directors' Plan"). A total of 150,000 shares of common stock are reserved for issuance to eligible directors pursuant to the Directors' Plan. The Directors' Plan is currently administered by the Compensation Committee of the Board. On the date on which an eligible director is elected, the director is granted a non-qualified stock option (normally with a term of ten years) (an "Initial Option") to acquire 30,000 shares. Thereafter, on the first business day after our annual meeting of shareholders, an eligible director will be granted a ten-year option (an "Annual Option") to acquire 8,000 shares. The exercise price of all such options is the fair market value of the shares on the grant date. Initial Options generally are exercisable immediately with respect to 25% of the shares subject to the option, and become exercisable with respect to the remaining shares subject to the option upon the first, second, third and fourth anniversaries of the grant date. Annual Options become exercisable with respect to 33.3% of the shares on each of the first, second and third anniversary of the grant date. During fiscal 1999, Annual Options of 8,000 shares at an exercise price of $5.00 per share were granted to each of Jack L. Bowman, Tobi B. Klar, M.D., Alan A. Steigrod and Larry J. Wells.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENTS TO 1995 EQUITY INCENTIVE PLAN

General

     Shareholders are being asked to approve an amendment to Cellegy's 1995 Equity Incentive Plan (the "Plan") to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares, from 2,450,000 shares to 3,450,000 shares. The Board of Directors approved the proposed amendment on February 29, 2000. The Board believes that adding shares to the Plan is in the best interests of Cellegy as it will permit Cellegy to attract and retain key employees by providing them with appropriate equity incentives and thereby help to align their interests with those of Cellegy's shareholders. If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting is required for approval of the amendment to the Plan.

     The Plan was approved by the Board and Cellegy's shareholders effective August 1995. The Board and the shareholders approved amendments to the Plan in 1997 and 1998 to increase the number of shares issuable under the Plan. The Plan provides for awards of stock options, restricted stock, and stock bonuses. As of March 31, 2000, Cellegy had thirty employees, all of whom were eligible to receive and currently have awards under the Plan. During 1999, Cellegy issued options to acquire a total of 905,100 shares under the Plan. As of March 31, 2000, 209,737 shares were available for future options and other awards under the Plan. On March 31, 2000, the market price of the common stock was $7.06. Employees and officers of Cellegy have an interest in the approval of the proposed amendments to the Plan by virtue of their eligibility to receive awards under the Plan. Cellegy will mail, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Plan. Any such request should be directed as follows: Secretary, Cellegy Pharmaceuticals, Inc., 349 Oyster Point Boulevard, Suite 200, South San Francisco, California 94088; telephone number (650) 616-2200.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                     APPROVAL OF THE AMENDMENT TO THE PLAN.

Summary of the Plan

     Administration. The Plan is administered by the Board, and the Board has delegated administration to the Compensation Committee (the "Administrator"). The Administrator acts as the manager of the Plan, and as such has the power, subject to the terms and restrictions set forth in the Plan, to select the persons ("Participants") to receive options granted pursuant to the Plan ("Options") or other awards under the Plan (collectively, "Awards"), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), to reduce the exercise price of any Award to the then current fair market value if the fair market value of the common stock covered by such Award shall have declined since the date the Award was granted, and to determine all other matters relating to the Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate non-discretionary administrative duties to such employees of Cellegy as it deems proper. The Plan at present is administered by the Compensation Committee of the Board.

     Eligibility. Every person who at the date on which an Award was granted to the person (the "Grant Date") is an employee of Cellegy or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options ("ISOs") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Every person who at the Grant Date is a consultant to Cellegy or any Affiliate, or any person who is a director of Cellegy but not an employee, is eligible to receive Awards, including non-qualified options
("NQOs"), but is not eligible to receive ISOs. The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code.

     Securities Subject to the Plan. As proposed to be amended, the total number of shares that are reserved and available for issuance pursuant to the exercise of Awards under the Plan is 3,450,000 shares. If Proposal No. 2 amending the Plan is approved, then a total of 1,209,737 shares will be available for future issuance under the Plan. The shares covered by the portion of any grant that expires unexercised under the Plan will become available again for grants under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

     Granting of Options. No Options may be granted under the Plan after 10 years from the date the Board initially adopted the Plan, unless an earlier expiration date is specified by the Administrator at the Grant Date. Options generally expire 10 years from its Grant Date, except that an ISO granted to any ten percent shareholder expires five years from its Grant Date. The exercise price of an ISO or an NQO shall be determined in accordance with the applicable provisions of the Plan and the Code, and for ISOs is at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent shareholder).

     Each Award will be evidenced by a written agreement (in the case of Options, referred to as the "Option Agreement," and in the case of other Awards, referred to as the "Award Agreement"), in a form satisfactory to Cellegy, executed by Cellegy and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

     Corporate Transactions. The Plan provides that if Cellegy is merged into or consolidated with another corporation under circumstances where Cellegy is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the shareholders of Cellegy cease to own their shares or other equity interests in Cellegy, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of Cellegy give up all of their equity interest in Cellegy, the successor corporation may assume, convert or replace any outstanding awards. In the alternative, the successor corporation may substitute any outstanding awards with substantially equivalent awards or provide substantially similar consideration to participants as was provided to shareholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding shares of Cellegy held by a Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, such options will expire on such transaction on such conditions as the Board determines.

     Payment of Exercise Price. Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to Cellegy. Proceeds of any such payment will constitute general funds of Cellegy. The exercise price of options granted under the Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of Cellegy to the Participant; (c) by surrender of shares of Cellegy common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by tender of a full recourse promissory note; (e) by waiver of compensation due to or accrued by the Participant for services rendered; (f) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (g) by a "margin" commitment from the Participant and a NASD broker; or (h) by any combination of the foregoing.

     Termination of Employment. Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, Cellegy or an Affiliate ("Employment Termination"), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of 90 days after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant's representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.

     Restricted Stock and Bonus Stock. Participants awarded Restricted Stock must, within certain time periods specified in the Plan, pay to Cellegy, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such award (the "Restriction Period"), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Except to the extent otherwise provided in the Award Agreement, upon a Participant's Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant. The Plan also allows the Administrator to make awards of Bonus Stock to a Participant.

     Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend or discontinue the Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the Plan and Awards granted under the Plan to the requirements of federal or other tax laws or the requirements of Rule 16b-3.

     ERISA, Internal Revenue Code. The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

     The following description of federal income tax consequences associated with participation in the Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a participant's individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every participant of the Plan or in connection with transactions thereunder. Moreover, comprehensive Treasury regulations covering certain of the issues described below have been proposed but have not yet been adopted.

   Incentive Stock Options

     Option, Exercise, Alternative Minimum Tax. A Participant will not have taxable income upon the grant or exercise of an ISO. However, upon exercise, the "Option Spread" (the amount by which the fair market value of the common stock acquired upon exercise of the Option (the "Option Shares") on the relevant measurement date exceeds the exercise price) is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." "Alternative minimum tax" is imposed to the extent it exceeds a Participant's regular tax liability. The maximum alternative minimum tax rate applicable to individuals is now 28%. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of Cellegy and perhaps, in the case of certain officers, limitations on the resale of such shares imposed by Section 16(b) of the Exchange Act) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a "Section 83(b) Election"), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. (For purposes of the alternative minimum tax, the fair market value of Option Shares acquired under an ISO is determined by ignoring any restriction which by its terms may some day lapse.) Cellegy receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

     In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The Plan allows Cellegy to extend the period during which a Participant may exercise the Option. Any such extension may be treated as the grant of a new Option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

     Sale of Option Shares; Disqualifying Dispositions. A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to Cellegy) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a "Disqualifying Disposition"), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be long-term if the Option Shares were held for more than one year. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of common stock to Cellegy, including use of common stock to pay withholding or withheld by Cellegy upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

   Non-Qualified Stock Options

     Option; Exercise; Tax Consequences to Cellegy. A Participant does not have taxable income upon the grant of an NQO. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the Exercise Date. The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term, mid-term or short-term also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant's holding period will also begin with the date of lapse.

     In either case, the amount of ordinary income recognized by a Participant who is an employee constitutes "supplemental wages" subject to withholding of federal income and employment taxes by Cellegy, and Cellegy receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale other than to Cellegy of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be "mid-term" gain or loss if the shares are held more than one year and long-term if the shares are held for more than 18 months. A sale of shares to Cellegy will constitute redemption of such shares, which may be taxable as a dividend.

     Tax Compensation Rights. Tax compensation rights will constitute ordinary wage income, subject to income and employment tax withholding, when paid to the Participant other than as proceeds of a loan.

                                 PROPOSAL NO. 3

          APPROVAL OF AMENDMENTS TO 1995 DIRECTORS' STOCK OPTION PLAN

General

     Shareholders are being asked to approve an amendment to Cellegy's 1995 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of common stock reserved for issuance thereunder 100,000 shares, from 150,000 shares to 250,000 shares. The Board of Directors of Cellegy approved the proposed amendment on February 29, 2000. The Board believes that adding shares to the Directors' Plan is in the best interest of Cellegy as it will permit Cellegy to attract and retain key directors by providing them with appropriate equity incentives. If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock, present or represented at the Annual Meeting is required for approval of the amendment to the Directors' Plan.

     The Directors' Plan was approved by the Board and Cellegy's shareholders effective August 1995. The Board and the shareholders approved amendments to the Directors' Plan in 1997 and 1998 to increase the number if shares issuable under the Directors' Plan and (in the case of the 1997 amendments) to make certain other amendments. The Directors' Plan provides for awards of non-qualified stock options ("NQOs"). As of March 31, 2000, Cellegy had seven directors, of whom all non-employee directors were eligible to receive and have received awards under the Directors' Plan. During 1999, Cellegy issued a total of 32,000 stock options under the Directors' Plan. Pursuant to the Directors' Plan, 6,000 options were granted to non-executive directors as a group during 1997. As of March 31, 2000, 16,083 shares were available for future options and other awards under the Directors' Plan. On March 31, 2000, the market price of the common stock was $7.06. Non-employee directors of Cellegy have an interest in the approval of the proposed amendments to the Directors' Plan by virtue of their eligibility to receive awards under the Directors' Plan. Cellegy will mail, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Directors' Plan. Any such request should be directed as follows: Secretary, Cellegy Pharmaceuticals, Inc., 349 Oyster Point Boulevard, Suite 200, South San Francisco, California 94088; telephone number (650) 616-2200.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                APPROVAL OF THE AMENDMENT TO THE DIRECTORS' PLAN.

Summary of the Directors' Plan

     Administration. The Directors' Plan is administered by the Board, and the Board has delegated administration to the Compensation Committee (the "Administrator"). The Administrator acts as the manager of the Directors' Plan, and as such has the power, subject to the terms and restrictions set forth in the Directors' Plan, to interpret the Directors' Plan and to determine all other matters relating to the Directors' Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate non-discretionary administrative duties to such employees of Cellegy as it deems proper. The Directors' Plan at present is administered by the Compensation Committee of the Board.

     Eligibility. Every person who at the date on which an Award was granted to the person (the "Grant Date") who is a member of the Board of Directors of Cellegy (the "Board"), who is not also an employee of Cellegy or any parent, subsidiary or affiliate of Cellegy ("Outside Directors") is eligible to receive Awards which shall be NQOs, other than those Board members who are granted a Board seat pursuant to a financing or strategic partnering arrangement (as interpreted by the Compensation Committee in its sole discretion.) The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code.

     Securities Subject to the Directors' Plan. As proposed to be amended, the total number of shares that are reserved and available for issuance pursuant to the exercise of Awards under the Directors' Plan is 250,000 shares. A total of 16,083 shares are available for future issuance under the Directors' Plan. The shares covered by the portion of any grant that expires unexercised under the Directors' Plan will become available again for grants under the Directors' Plan. The number of shares reserved for issuance under the Directors' Plan is subject to adjustment in accordance with the provisions for adjustment in the Directors' Plan.

     Granting of Options. No Options may be granted under the Directors' Plan after 10 years from the date the Board initially adopted the Directors' Plan, unless an earlier expiration date is specified by the Administrator. Each eligible person who becomes a member of the Board is granted an option for 30,000 shares of Cellegy common stock on the first business day after the date such person is first elected to the Board (the "Initial Grant"). On the first business day after Cellegy's Annual Meeting of shareholders, if an Outside Director is still a member of the Board and has served continuously as a member of the Board for at least one year, he or she is granted an option for 8,000 shares of Cellegy common stock (the "Annual Grant"). Options generally expire 10 years from the Grant Date. The exercise price of the NQOs shall be determined in accordance with the applicable provisions of the Code. The Annual Grant generally vests in increments of one third per year at the end of each consecutive three-year period following the grant date.

     Each Award will be evidenced by a written agreement referred to as the "Award Agreement," in a form satisfactory to Cellegy, executed by Cellegy and the Participant to whom the Award is granted.

     Corporate Transactions. The Directors' Plan provides that in the event of a dissolution or liquidation of Cellegy, a merger in which Cellegy is not the surviving corporation, a merger in which Cellegy is the surviving corporation but after which the shareholders of Cellegy cease to own their shares or other equity interests in Cellegy, the sale of all or substantially all of the assets of Cellegy or any other transaction which qualifies as a "corporate transaction" under Section 424 of Internal Revenue Code of 1986, as amended (the "Code") wherein the shareholders of Cellegy give up all of their equity interest in Cellegy, the vesting of the options will accelerate to become exercisable in full. Accelerated options which are not exercised prior to the close of the corporate transaction shall terminate.

     Payment of Exercise Price. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of common stock of Cellegy that have been owned by the Optionee for more than six
(6) months (and which have been paid for within the meaning of Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from Cellegy by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for Cellegy stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to Cellegy; (e) provided that a public market for Cellegy's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to Cellegy; or (f) by any combination of the foregoing.

     Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of Cellegy, if applicable.

     Termination. In general, Options expire ten (10) years after the date of grant (the "Expiration Date"). The Option shall cease to vest if the Optionee ceases to be a member of the Board. The date on which the Optionee ceases to be a member of the Board shall be referred to as the "Termination Date". If the Optionee ceases to be a member of the Board for any reason except death or disability, then each Option that has not expired or been exercised and has vested on the Termination Date, may be exercised by the Optionee within three
(3) months after the Termination Date, but in no event later than the Expiration Date. If the Optionee ceases to be a member of the Board because of death or disability, then each Option that has not expired or been exercised and has vested on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

     Amendment or Termination of Directors' Plan. The Compensation Committee may at any time terminate or amend this Directors' Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Optionee); provided, however, that the Compensation Committee shall not, without the approval of the shareholders of Cellegy, increase the total number of Shares available under this Directors' Plan or change the class of persons eligible to receive Options. Further, the provisions regarding eligibility and terms and conditions of option grants shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. In any case, no amendment of this Directors' Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     ERISA, Internal Revenue Code. The Directors' Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

     The following description of federal income tax consequences associated with participation in the Directors' Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a participant's individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every participant of the Directors' Plan or in connection with transactions thereunder.

   Non-Qualified Stock Options

     Option; Exercise; Tax Consequences to Cellegy. A Participant does not have taxable income upon the grant of an NQO. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the Exercise Date. The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term, mid-term or short-term also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant's holding period will also begin with the date of lapse.

     Sale of Option Shares. Upon sale other than to Cellegy of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long-term gain or loss if the shares are held more than one year. A sale of shares to Cellegy will constitute a redemption of such shares, which may be taxable as a dividend.

     Tax Compensation Rights. Tax compensation rights will constitute ordinary wage income, subject to income and employment tax withholding, when paid to the Participant other than as proceeds of a loan.

                                 PROPOSAL NO. 4

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Cellegy has engaged Ernst & Young LLP as its principal independent public accountants to perform the audit of Cellegy's financial statements for fiscal 2000. Ernst & Young LLP has audited Cellegy's financial statements since 1989. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
               RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2000, certain information known to Cellegy regarding the ownership of shares of common stock by (i) each person known to Cellegy to be a beneficial owner of more that 5% of the outstanding shares of common stock; (ii) each director; (iii) each Named Officer
(see "Executive Compensation"); and (iv) all directors and executive officers as a group.

                                                                             Shares Beneficially
                                                                                  Owned(1)
                                                                           -----------------------
                                 Name                                         Number      Percent
------------------------------------------------------------------------   -----------   ---------
The Thomas J. Tisch 1999 Annuity Trust I(2)  ...........................     578,100        4.6%
 c/o Mr. Barry Bloom
 667 Madison Avenue
 New York, New York 10021

The Daniel R. Tisch 1999 Annuity Trust I(2)  ...........................     578,100        4.6%
 c/o Mr. Barry Bloom
 667 Madison Avenue
 New York, NY 10021

The James S. Tisch 1999 Annuity Trust I(2)   ...........................     578,100        4.6%
 c/o Mr. Barry Bloom
 667 Madison Avenue
 New York, NY 10021

The Andrew H. Tisch 1999 Annuity Trust I(2)  ...........................     578,100        4.6%
 c/o Mr. Barry Bloom
 667 Madison Avenue
 New York, NY 10021

Four Partners(2)  ......................................................     725,000        5.7%
 c/o Mr. Barry Bloom
 667 Madison Avenue
 New York, NY 10021

Bouybreese & Company/Pebblebay & Co.   .................................     726,045        5.7%
 (Janus Funds)
 100 Fillmore Street
 Denver, CO 80206

K. Michael Forrest(3)   ................................................     940,994        7.2%
 349 Oyster Point Blvd., Suite 200
 South San Francisco, CA 94080

Carl R. Thornfeldt, M.D.(4)   ..........................................     564,786        4.5%
 349 Oyster Point Blvd., Suite 200
 South San Francisco, CA 94080

A. Richard Juelis(5)    ................................................     103,066           *

Larry J. Wells(6)    ...................................................      92,948           *

John J. Chandler(7)  ...................................................      70,500           *

Tobi B. Klar, M.D.(8)   ................................................      62,705           *

Jack L. Bowman(9)    ...................................................      40,585           *

Daniel L. Azarnoff, M.D.(10)  ..........................................      31,000           *

Alan A. Steigrod(11)    ................................................      39,960           *

John W. Dietrich, Ph.D.(12)   ..........................................      17,000           *

Ronald J. Saldarini, Ph.D.(13)   .......................................       7,500           *

All directors and executive officers as a group(14) (11 persons)  ......   5,734,489       32.2%

* less than 1%

------------

 (1) Based upon information supplied by officers, directors and principal shareholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting

                                       13


     and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of common stock subject to an option that is currently exercisable or exercisable within 60 days of March 31, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) In addition to the 3,037,400 shares of common stock above, Four-Fourteen Partners ("4-14 Partners"), a Delaware limited liability company, has beneficial ownership of 47,700 shares of common stock. Each of Andrew H. Tisch, James R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed (i) to beneficially own shares owned by the respective trust listed above of which he is trustee and (ii) to have shared beneficial ownership of shares owned by Four Partners and 4-14 Partners. James S. Tisch also has indirect beneficial ownership of 19,200 shares of common stock as custodian for certain accounts of his children.

 (3) Includes 314,167 shares subject to stock options exercisable before May 31, 2000.

 (4) Excludes 34,823 and 34,726 shares, respectively, held in trust for two relatives of Dr. Thornfeldt. Includes 170,463 shares held by Dr. Thornfeldt's spouse. Includes 168,759 shares subject to stock options exercisable before May 31, 2000.

 (5) Includes 75,066 shares subject to stock options exercisable before May 31, 2000.

 (6) Includes 52,707 shares held by Sundance Venture Partners, L.P., of which Mr. Wells may be deemed a beneficial owner. Includes 4,736 shares issuable upon exercise of presently exercisable common stock purchase warrants. Includes 35,505 shares subject to stock options exercisable before May 31, 2000.

 (7) Includes 59,500 shares subject to stock options exercisable before May 31, 2000.

 (8) Includes 35,505 shares subject to stock options exercisable before May 31, 2000.

 (9) Includes 36,085 shares subject to stock options exercisable before May 31, 2000.

(10) Includes 31,000 shares subject to stock options exercisable before May 31, 2000.

(11) Includes 37,960 shares subject to stock options exercisable before May 31, 2000.

(12) Includes 15,000 shares subject to stock options exercisable before May 31, 2000.

(13) Includes 7,500 shares subject to stock options exercisable before May 31, 2000.

(14) Includes 52,707 shares held by Sundance Venture Partners, L.P., of which Mr. Wells may be deemed a beneficial owner. Includes 4,736 shares issuable upon exercise of presently exercisable common stock purchase warrants. Includes 733,547 shares subject to stock options exercisable before May 31, 2000.

                                       14

Executive Compensation

     The following table sets forth all compensation awarded, earned or paid for services  rendered in all capacities to Cellegy  during fiscal years 1999,  1998 and 1997 to (i) each  person who served as  Cellegy's  chief  executive  officer during 1999, and (ii) the four most highly  compensated  officers other than the chief  executive  officer who were serving as  executive  officers at the end of
1999 and whose  total  annual  salary and bonus in such year  exceeded  $100,000
(collectively with the CEO, the "Named Officers").

                           SUMMARY COMPENSATION TABLE
                                                                               Long Term
                                              Annual Compensation             Compensation
                                    ---------------------------------------    Securities
    Name and Principal                                     Other Annual        Underlying      All Other
         Position          Year      Salary     Bonus      Compensation         Options       Compensation
-------------------------- ------   ---------   -------   -----------------   -------------   --------------
                                      ($)        ($)            ($)               (#)             ($)
K. Michael Forrest         1999      288,400     --               --            250,000           --
 President and Chief       1998      281,853     --               --            155,000           --
 Executive Officer         1997      261,943     --               --                --            --

Daniel L. Azarnoff, M.D.   1999      120,000     --               --             28,000           --
 VP, Clinical and          1998      115,000     --               --             10,000           --
 Regulatory Affairs        1997       44,747     --               --             50,000           --

John J. Chandler           1999      171,000     --               --             46,500           --
 VP, Corporate             1998      165,000     --            80,000 (1)        90,000           --
 Development               1997          --      --               --                --            --

A. Richard Juelis          1999      170,000     --               --             46,500           --
 VP, Finance and           1998      168,438     --               --                --            --
 Chief Financial Officer   1997      150,000     --               --             16,000           --

John W. Dietrich, Ph.D.    1999      132,500     --            40,000 (1)        90,000           --
 VP, Research and          1998          --      --               --                --            --
 Development               1997          --      --               --                --            --

------------

(1) Consists of relocation allowances paid in accordance with their employment agreements. Relocation allowances were expensed during the period they were incurred.

     The following table sets forth information regarding individual grants of options to acquire Cellegy common stock during fiscal 1999 to each Named
Officer.

                                               OPTION GRANTS IN LAST FISCAL YEAR
                                                                   Individual Grants
                                ---------------------------------------------------------------------------------------
                                                                                                  Potential Realizable
                                  Number of       % of Total                                   Value at Assumed Rates of
                                 Securities        Options          Exercise                   Stock Price Appreciation
                                 Underlying       Granted to           or                          for Option Term(2)
                                  Options         Employees        Base Price    Expiration     -----------------------
             Name                Granted(#)     In Fiscal Year       ($/Sh)         Date          5% ($)      10% ($)
------------------------------- ------------   ----------------   ------------   ------------   ---------   -----------
K. Michael Forrest(1)    ......    75,000             9.4%           $3.88        01/2009        182,773       463,181
K. Michael Forrest(1)    ......   175,000            21.9%           $3.69        12/2009        406,109     1,029,159
Daniel L. Azarnoff, M.D.    ...    10,500             1.3%           $3.88        01/2009         25,588        64,845
Daniel L. Azarnoff, M.D.    ...    17,500             2.2%           $3.69        12/2009         40,611       102,916
John J. Chandler   ............    21,000             2.6%           $3.88        01/2009         51,176       129,691
John J. Chandler   ............    25,000             3.1%           $3.69        12/2009         58,016       147,023
A. Richard Juelis  ............    24,000             3.0%           $3.88        01/2009         58,487       148,218
A. Richard Juelis  ............    22,500             2.8%           $3.69        12/2009         52,214       132,320
John W. Dietrich, Ph.D.  ......    75,000             9.4%           $5.13        06/2008        241,731       612,595
John W. Dietrich, Ph.D.  ......    15,000             1.9%           $3.69        12/2009         34,809        88,214

------------

(1) The exercise price of all the option shares shown in the table are at the fair market value of the common stock on the grant date. The shares subject to these options become exercisable annually over three years from the grant date.

                                       15


(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of share price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Cellegy's estimate or projection of future share prices.

     The following table sets forth information with respect to the options exercised by the Named Officers during fiscal 1999.

              Aggregated Option/SAR Exercises In Last Fiscal Year
                          And FY-End Option/SAR Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-The-Money
                                     Shares                              Options/SARs at                   Options at
                                   Acquired on        Value           December 31, 1999 (#)          December 31, 1999 ($)
              Name                Exercise (#)     Realized ($)     Exercisable/Unexercisable     Exercisable/Unexercisable(1)
--------------------------------- --------------   --------------   ---------------------------   ------------------------------
K. Michael Forrest   ............      --               --               289,167/360,833                       *
Daniel L. Azarnoff, M.D.   ......      --               --                27,500/ 60,500                       *
John J. Chandler  ...............      --               --                33,750/102,250                       *
A. Richard Juelis ...............      --               --                97,066/ 49,436                    71,320/*
John W. Dietrich, Ph.D.    ......      --               --                15,000/ 75,000                       *

------------

(1) Based on the difference between the fair market value of the common stock at December 31, 1999 ($3.375 per share) and the exercise price of options shown on the table.

* Exercise price is below the fair market value of the common stock at December 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Cellegy's directors and executive officers, and persons who own more than ten percent of a registered class of Cellegy's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Cellegy common stock and other equity securities of Cellegy. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish Cellegy with copies of all Section 16(a) forms they filed. To Cellegy's knowledge, based solely on review of the copies of such reports furnished to Cellegy, during the last fiscal year all Section 16(a) filing requirements applicable to Cellegy's officers, directors, and greater than ten percent beneficial owners were timely filed, except that a Form 4 was filed late in March 2000 with respect to sales, which occured between December 29 and December 31, 1999, of a total of 31,600 shares of common stock by Sundance Venture Partners, of which Larry Wells, a director, is general partner.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of Cellegy, approves all stock option grants and provides guidance on all other compensation and benefit related issues.

                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that Cellegy specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee directors, none of whom have any interlocking relationships as defined by the SEC.

General Compensation Policy

     The Committee acts on behalf of the Board to establish the general compensation policy of Cellegy for all employees of Cellegy. Subject to provisions of any applicable employment agreements, the Committee typically reviews base salary levels and target bonuses for the Chairman, Chief Executive Officer ("CEO") and other executive officers and employees of Cellegy prior to the beginning of each fiscal year. The Committee administers Cellegy's incentive and equity plans, including the 1995 Equity Incentive Plan (the "Plan"). The Committee's philosophy in compensating executive officers, including the Chairman and CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of Cellegy is contingent on the achievement of corporate goals and objectives. Long-term equity incentives for executive officers include the granting of stock options under the Plan. Stock options generally have value for the executive only if the price of Cellegy's stock increases above the fair market value on the grant date and the executive remains in Cellegy's employ for the period required for the shares to vest or, where vesting of options is subject to the attainment of certain performance objectives, if the specified performance objectives are attained. The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee informally reviewing data on prevailing compensation practices of biopharmaceutical companies with whom Cellegy competes for executive talent and by their evaluating such information in connection with Cellegy's corporate goals and objectives. To this end, the Committee attempted to compare the compensation of Cellegy's executive officers with the compensation practices of comparable companies to determine base salary and total cash compensation. In addition to their base salaries, Cellegy's executive officers, including the CEO, are entitled to participate in the Plan. In preparing the performance graph for this Proxy Statement, Cellegy used The NASDAQ (U.S. only) Stock Market Index and The NASDAQ Pharmaceutical Stocks Index as its most comparable business indices. The compensation practices of most of the companies in these indices were not reviewed by Cellegy when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with Cellegy for executive talent.

Fiscal 1999 Executive Compensation

     Base Compensation. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the Chairman and CEO, subject to provisions of any employment agreements.

     Incentive Compensation. Cash bonuses may be awarded if Cellegy meets predetermined corporate goals and objectives set by the Board early in the year. For fiscal 1999, the objectives used by Cellegy as the basis for incentive compensation for the Chairman, CEO and the other executives were based primarily on research and clinical development of its products. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion. No cash bonuses were paid for 1999.

     Stock Options. In fiscal 1999, stock options were granted to four executive officers in addition to the Chairman and CEO: Dr. Azarnoff was awarded 28,000 stock options, Mr. Chandler was awarded 46,000 stock options. Dr. Dietrich was awarded 90,000 stock options upon joining Cellegy and Mr. Juelis was awarded 46,500 stock options. Stock options typically have been granted to executive officers when the executive first joins Cellegy, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In fiscal 1999, the Committee considered these factors, as well as the number of unvested options held by such executive officers as of the date of grant. In the discretion of the Committee, executive officers may also be granted stock options under the Plan to provide greater incentives to continue their employment with Cellegy and to strive to increase the value of the common stock. Initial stock options generally become exercisable over a four-year period and, in certain instances, sooner based on the attainment of certain objectives. Annual stock option grants generally became exercisable over a three-year period. All options are granted at a price that is equal to the fair market value of the common stock on the date of grant.

     Company Performance and Chairman and CEO Compensation. Because Dr. Thornfeldt and Mr. Forrest were responsible for Cellegy obtaining a significant portion of its objectives for fiscal 1999, the Committee exercised its discretion and recommended, during the third quarter of fiscal 1999, that Mr. Forrest and Dr. Thornfeldt should be granted stock options to purchase 175,000 and 15,000 shares of common stock, respectively. In granting stock options to Mr. Forrest, the Committee reviewed Mr. Forrest's achievement of his objectives including satisfactorily managing Cellegy's overall strategic plan, increasing Cellegy's long-term shareholder valuation by achieving corporate and new product development goals, and maintaining a strong financial position. For Dr. Thornfeldt's compensation, the Committee considered his contributions in the development of the cosmeceutical product line and in strengthening and expanding Cellegy's intellectual property position and patents. The Committee believes that these grants were appropriate because they gave proper incentives to Dr. Thornfeldt and Mr. Forrest for fiscal 1999 and future years. The Committee also reviewed the compensation practices of the comparable companies in recommending these executive grants.

     Compliance  with  Section  162(m)  of the  Internal  Revenue  Code of 1986.
Cellegy intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 2000. The Plan is already in compliance with Section 162(m). Cellegy does not expect cash compensation for any employee in 2000 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE


                                          Jack L. Bowman
                                          Alan A. Steigrod

                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that Cellegy specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts. The chart below compares the cumulative total stockholder return on the common stock of Cellegy from August 14, 1995, the effective date of Cellegy's initial public offering to December 31, 1999 with the cumulative total return of The Nasdaq (US only) Stock Market Index and the NASDAQ Pharmaceutical Stocks Index (assuming the investment of $100 in Cellegy common stock and in each of the indices on August 14, 1995, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each year presented.

     The graph below compares the cumulative total stockholder return on the common stock of Cellegy from August 14, 1995, the effective date of Cellegy's initial public offering to December 31, 1999 with the cumulative total return of The Nasdaq (US only) Stock Market Index and the NASDAQ Pharmaceutical Stocks Index (assuming the investment of $100 in Cellegy common stock and in each of the indices on August 14, 1995, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each year presented.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                     Comparison of Cumulative Total Return

                       8/14/95  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                       -------  --------  --------  --------  --------  --------

Cellegy Index           $100      $ 85      $ 75      $140      $ 58      $ 56

Nasdaq Index
  (U.S. Only)           $100      $104      $128      $157      $222      $411

Nasdaq Pharmaceutical
  Index                 $100      $122      $123      $127      $161      $300

Certain Relationships and Related Transactions

     Mr. Forrest, President and Chief Executive Officer and Cellegy entered into an employment agreement dated November 20, 1996. The agreement provides for a base compensation of $265,000 per year. Mr. Forrest's current annual salary is $288,400. Either Cellegy or Mr. Forrest may terminate the agreement at any time upon notice to the other party. The agreement provides that, upon termination without cause, Mr. Forrest will be paid twelve months severance and continuation of benefits during the period severance payments are made. The agreement provides for a grant of 245,000 stock options, 25,000 of which were fully vested at grant, and 25,000 of which were vested six months after the grant date. An additional 45,000 shares subject to the option will vest at the earlier of the accomplishment of certain milestones or after five years from date of grant. The remaining 150,000 vest annually over four years from the grant date if there has been no Employment Termination. As of March 31, 2000, a total of 162,500 options from his initial grant are vested.

     Dr. Thornfeldt and Cellegy entered into a consulting agreement dated February 1, 2000. The agreement provided for payments of $6,000 per month as long as Dr. Thornfeldt is devoting at least three business days per month to the affairs of Cellegy. The agreement included a grant of 100,000 stock options. The agreement provides for the assignment to Cellegy, subject to certain exclusions, of inventions of Dr. Thornfeldt during the term of the agreement. Under the Agreement, he may not engage in any activity that is competitive with the business of Cellegy, including without limitation acting as a consultant to any business that competes, directly or indirectly, with the business of Cellegy. The agreement may be terminated before expiration of its term upon certain events, including Dr. Thornfeldt's death, a material breach of the agreement by the other party, or by either party upon prior notice.

     Dr. Azarnoff became Senior Vice President in July 1999. He joined Cellegy as Vice President of Clinical and Regulatory Affairs in October 1997 after consulting with Cellegy on a part-time basis since January 1997. His agreement with Cellegy provides for a base compensation of $120,000 and for certain stock option grants. Under the Agreement, Dr. Azarnoff devotes 20 hours per week to Cellegy.

     Dr. Dietrich became Vice President, Research and Development in June 1999. His agreement with Cellegy provides for a base compensation of $185,000 and for certain stock option grants.

                              SHAREHOLDER PROPOSALS

Advance Notice Procedures for Next Year's Annual Meeting

     Proposals of shareholders intended to be presented at Cellegy's Annual Meeting of Shareholders to be held in 2001 must be received in writing by Cellegy's Secretary, at its principal executive offices, no later than December 10, 2000. In addition, Cellegy hereby advises shareholders that, until further notice, notice of a shareholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of shareholders, but not submitted for inclusion in Cellegy's Proxy Statement) will be considered untimely under Cellegy's bylaws unless it is received in writing by the Secretary no later than February 28, 2001.

     In addition, if Cellegy is not notified of a shareholder proposal by February 28, 2001, then the proxies held by management of Cellegy will provide for discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement.

                                  OTHER MATTERS

     The Board knows of no other matters that will be presented at the Annual Meeting. If however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxy holders.

                                          By Order of the Board of Directors,


                                          /s/ K. Michael Forrest

                                          K. Michael Forrest
                                          President and Chief Executive Officer

South San Francisco, California


All shareholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed postage prepaid envelope. Thank you for your prompt attention to this matter.

1.       ELECTION OF DIRECTORS:

[   ]    FOR all nominees listed            [   ]    WITHHOLD AUTHORITY
         below (except as indicated                  to vote for all nominees
         to the contrary below)                      listed below

NOMINEES: K. Michael Forrest, Carl R. Thornfeldt, M.D., Jack L. Bowman, Tobi B. Klar, M.D., Ronald J. Saldarini, Ph.D., Alan A. Steigrod, and Larry J. Wells

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

                   ------------------------------------------

2. APPROVAL OF AMENDEMENT OT THE 1995 EMPLOYEE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED AND AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 1,000,000 SHARES, FROM 2,450,000 SHARES TO 3,450,000 SHARES.

         [   ]    FOR               [   ]   AGAINST           [   ]    ABSTAIN

3. APPROVAL OF AMENDMENT TO THE 1995 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED AND AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 100,000 SHARES, FROM 150,000 SHARES TO 250,000 SHARES.

          [   ]   FOR               [   ]   AGAINST           [   ]    ABSTAIN

4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2000 FISCAL YEAR.

         [   ]    FOR               [   ]   AGAINST           [   ]    ABSTAIN

5. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

         The Board of Directors recommends that you vote FOR the election of all nominees and FOR Proposal Nos. 2, 3 and 4.

         THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

I PLAN TO ATTEND THE MEETING        [   ]


Dated: ________________, 2000

_____________________________       (Print Shareholder(s) name)

_____________________________       (Signature(s) of Shareholder or
                                    Authorized Signatory)

Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a Corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.